UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2022 (January 28, 2022)

NANOPHASE TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-22333	36-3687863
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1319 Marquette Drive, Romeoville, Illinois 60446

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (630) 771-6700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 28, 2022, to support the working capital demands created by the commercial growth of Nanophase Technologies Corporation (the “Company”), and its wholly owned subsidiary, Solésence, LLC, the Company entered into (i) an Amended and Restated Business Loan Agreement (the “A&R Loan Agreement”), which amends and restates the Business Loan Agreement, dated November 19, 2018 (the “Original Loan Agreement”), between the Company and Beachcorp, LLC, (ii) a Business Loan Agreement (the “New Term Loan Agreement”) with Strandler, LLC, (iii) a Business Loan Agreement (the “New Revolving Loan Agreement” and together with the A&R Loan Agreement and the New Term Loan Agreement, the “Loan Agreements”) with Beachcorp, LLC, and (iv) three promissory notes in order to evidence the loans pursuant to the Loan Agreements (the “Notes”). Beachcorp, LLC and Strandler, LLC are affiliates of Mr. Bradford T. Whitmore, who beneficially owns a majority of the Company’s common stock and is the brother of Ms. R. Janet Whitmore, a director of the Company and the chair of the Company’s board of directors.

The Loan Agreements change the terms of both the Company’s asset-based revolving loan facility (the “A/R Revolver Facility”) and the secured advance (the “Term Loan”, which was assigned from Beachcorp, LLC to Strandler, LLC) under the Original Loan Agreement and provide a new asset-based revolving loan facility based on inventory (the “Inventory Facility”). The maximum borrowing amount under the A/R Revolver Facility increases from $6,000,000 to $8,000,000, with a borrowing base consisting of qualified accounts receivable of the Company. The maximum borrowing amount under the Inventory Facility is $4,000,000, with a borrowing base consisting of up to 50% of the value of qualified inventory of the Company. The Loan Agreements also extend the date for which all principal and accrued interest under the A&R Revolver Facility and the Term Loan are due from March 31, 2023 and March 31, 2022 to March 31, 2024, which is also the maturity date for the Inventory Facility. The Loan Agreements reduce interest on outstanding borrowings under the A&R Revolver Facility and the Term Loan from the prime rate plus 2% and 5.25% per year, to a floating rate equal to the prime rate plus 0.75%, which is also the interest rate for borrowings under the Inventory Facility. The amount of the Term Loan remains $1,000,000. The A/R Revolver Facility, the Inventory Facility and the Term Loan are all secured by all the unencumbered assets of the Company and subordinated to the Company’s revolving line of credit with Libertyville Bank & Trust.

This Item 1.01 is qualified in its entirety by reference to the complete text of the Loan Agreements and the Notes, which are filed as exhibits to this current report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation.

Item 1.01 of this current report on Form 8-K is incorporated into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit	Description
10.1	Business Loan Agreement, dated January 28, 2022, between Nanophase Technologies Corporation and Beachcorp, LLC
10.2	Business Loan Agreement, dated January 28, 2022, between Nanophase Technologies Corporation and Strandler, LLC
10.3	Amended and Restated Business Loan Agreement, dated January 28, 2022, between Nanophase Technologies Corporation and Beachcorp, LLC
10.4	Replacement Promissory Note, dated January 28, 2022, made by Nanophase Technologies Corporation and payable to the order of Beachcorp, LLC to evidence revolving borrowings in a principal amount of up to $8,000,000
10.5	Promissory Note, dated January 28, 2022, made by Nanophase Technologies Corporation and payable to the order of Strandler, LLC to evidence a term loan in the original principal amount of up to $1,000,000
10.6	Promissory Note, dated January 28, 2022, made by Nanophase Technologies Corporation and payable to the order of Beachcorp, LLC to evidence revolving borrowings in a principal amount of up to $4,000,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2022

NANOPHASE TECHNOLOGIES CORPORATION

By:	/s/ JESS JANKOWSKI
	Name:	Jess Jankowski
	Title:	Chief Executive Officer